Exhibit (d)(2)


                                                                      SCHEDULE I

                                   AS AMENDED
                                   MAY 8, 2000

Name of Fund                                                           Annual Fee
------------                                                           ----------
KELMOORE STRATEGY(TM) FUND                                               1.00%
KELMOORE STRATEGY(TM) EAGLE FUND                                         1.00%

Dated: May 8, 2000

KELMOORE STRATEGIC TRUST         KELMOORE INVESTMENT COMPANY, INC.

By: /s/ Matthew Kelmon           By: /s/ Ralph M. Kelmon Jr.
   ------------------------         --------------------------------------------

Name: Matthew Kelmon             Name: Ralph M. Kelmon, Jr.


Title: President                 Title: President and Chief Executive Officer
      ---------------------            -----------------------------------------